DEBT SUBORDINATION AGREEMENT


To:      People's Bank
         Bridgeport Center
         850 Main Street
         Bridgeport, Connecticut 06604-4913

Gentlemen:

         The undersigned, Howard Graham having an address of (herein called "Subordinating Creditor"), is or in the future may be owed money by The Millbrook Press Inc. of 2 Old New Milford Road, Brookfield, Connecticut 06804 (herein called "Obligor"). Subordinating Creditor understands that Obligor has requested you to extend credit to Obligor, but that you are unwilling to do so unless you first receive Subordinating Creditor's agreement as herein contained.

         In order to induce you, at this time and from time to time hereafter, at your option, to make loans or extend credit or other financial accommodations or benefits to or for the account of Obligor or to grant such renewals or extensions of any thereof as you may deem advisable, it is agreed as follows:

          1. Subordinating Creditor and Obligor represent and warrant to you that:

                  (a) At the date hereof the total Indebtedness owing by Obligor to Subordinating Creditor is $ . "Indebtedness" as used herein shall mean present indebtedness together with all future indebtedness of Obligor to Subordinating Creditor which may be from time to time directly or indirectly incurred, whether evidenced by a note or any other form of indebtedness or book entry thereof or any extension, renewal or amendment of same and shall include any negotiable instruments, notes, documents or other evidences of indebtedness evidencing the same and all other debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, all interest, principal, costs and other charges, and all claims, rights, causes of action, judgments, decrees or other obligations of any kind whatsoever owing from Obligor to Subordinating Creditor, exclusive of compensation for (i) services rendered to Obligor and (ii) expenses incurred in performing services on behalf of Obligor.

                  (b) The evidence of the Indebtedness, if written, at your option, either shall be delivered to you or the face of said instruments shall be permanently marked with the following legend:

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"Subject to that certain Subordination Agreement executed by the Millbrook Press
Inc. on December 14, 1995, addressed to People's Bank."

and, after being so marked, the originals of said written instruments shall be exhibited to you and a copy of the marked instruments delivered to you.

                  (c) There is no default under the Indebtedness or to the knowledge of the undersigned under any other agreements between Obligor and third parties.

         2. Subordinating Creditor agrees with you that:

                  (a) The Indebtedness whether now existing or hereafter acquired, shall be and hereby is subordinated to, and the payment thereof is deferred until the full and final payment in cash or its equivalent of, any and all obligations (including all interest accruing after the date of filing of a petition by or against Obligor under any bankruptcy or insolvency statute or code) of any nature whatsoever now due to you from Obligor or which may hereafter be incurred and become due to you from Obligor.

                  (b) Subordinating Creditor will not, without you prior written consent, assert, collect or enforce the Indebtedness or any part thereof, or take any action to institute legal proceedings against Obligor to collect the Indebtedness.

                  (c) Subordinating Creditor will hold in trust and immediately pay to you in the same form of payment received for application upon the amount now or hereafter owing to you by Obligor any amount Obligor pays to Subordinating Creditor or which Subordinating Creditor receives from any source on the principal amount of any Indebtedness.

                  (d) Subordinating Creditor will upon your request forthwith assign, deliver or cause to be delivered to you any collateral for the Indebtedness now held by Subordinating Creditor or anyone on its behalf, or in the future received by it or anyone on its behalf.

                  (e) Subordinating Creditor shall not, without your prior written consent, commence, prosecute or participate in any administrative, legal or equitable action against Obligor or in any administrative, legal or equitable action that might adversely affect your interest, rights or liens or the interest or rights of Obligor.

         3. If Subordinating Creditor, in violation of this agreement, shall commence, prosecute or participate in any suit,

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action or proceeding against Obligor, you or Obligor may interpose as a defense or plea the making of this Agreement.

         4. Obligor shall not, without your prior written consent, other than as provided for herein, pay to Subordinating Creditor any sum on account of the Indebtedness or execute or deliver any negotiable instruments as evidence of the Indebtedness or any part thereof.

         5. You may grant extensions of the time of payment or performance to and make compromises, including releases of collateral, and settlements with Obligor and all other persons without the consent of Obligor or Subordinating Creditor and without affecting the agreements of Subordinating Creditor or Obligor hereunder.

         6. If, at any time hereafter, you shall, in your own judgment determine to discontinue the extension of credit to Obligor, you may do so. This Agreement shall continue in full force and effect until Obligor shall have satisfied all obligations and you shall have been paid in full on all of the Indebtedness.

         7. This Agreement shall be binding upon the heirs, administrators, personal representatives, successors and assigns of Subordinating Creditor and Obligor, and shall inure to the benefit of you and your successors and assigns.

         8. This Agreement and the obligations which it secures and all rights and liabilities of the parties shall be governed as to validity, interpretations, enforcement and effect by the laws of Connecticut.



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         IN WITNESS WHEREOF, Subordinating Creditor and Obligor have severally executed this Agreement on December 14, 1995.

                                        Obligor:


                                        The Millbrook Press Inc.


                                        By-----------------------------
                                           Its Vice President


                                        Subordinating Creditor (Debtor):

                                        Howard Graham


                                        -------------------------------



Accepted by:

Secured Party:

People's Bank

By-----------------------------
         Its Vice President

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